Exhibit 3.29(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 11/29/2001
010607129 - 3461430
CERTIFICATE OF INCORPORATION
OF
NEW AES, INC.
          FIRST: The name of the Corporation is New AES, Inc. (the “Corporation”).
          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).
          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 15,000,000 shares of Common Stock, each having a par value of one penny ($.01) per share, and 2,000,000 shares of Preferred Stock, each having a par value of one penny ($.01) per share.
          The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the

Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
          FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Address
Deborah M. Reusch	P.O. Box 636
Wilmington, DE 19899
          SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
     (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
     (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.
     (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.
     (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such

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repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
     (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall Invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.
          SEVENTH: Meetings of stockholders maybe held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
          EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of November, 2001

/s/ Deborah M. Reusch
Deborah M. Reusch
Sole Incorporator

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 05/07/2002
020290152 — 3461430
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NEW AES, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

          New AES, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
          FIRST: Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirely as set forth below:
          FIRST: The name of the corporation is Surgis, Inc. (hereinafter the “Corporation”).
          SECOND: The foregoing amendment was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 6th day of May, 2002.

NEW AES, INC.
By:	/s/ Joseph C. Hutts
	Name:	Joseph C. Hutts
	Title:	President and CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:10 PM 11/05/2003
FILED 03:06 PM 11/05/2003
SRV 030711070 — 3461430 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
SURGIS, INC. (formerly New AES, Inc.)
(a Delaware corporation)
     The undersigned, being a duly authorized officer of Surgis, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
     FIRST, that the following resolution was duly adopted by written consent of the members of the board of directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring that such amendment is advisable and directing that such amendment be submitted to the stockholders of the Corporation for their approval;
     RESOLVED, that Article Fourth of the Certificate of Incorporation of the Corporation be amended and altered to read in its entirety as follows:
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 2,000,000 shares of Common Stock, each having; a par value of one penny ($.01) per share.
     SECOND, that the Amendment of the Certificate of Incorporation effected by this Certificate was duly authorized by the stockholders of the Corporation by written consent of the holders of a majority of shares of voting stock of the Corporation, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
     THIRD, that the capital of the Corporation will not be reduced by the foregoing amendment to the Certificate of Incorporation of the Corporation.
     IN WITNESS WHEREOF, Surgis, Inc. has caused this Certificate to be signed by duly authorized officer of Surgis, Inc., who acknowledges that the facts herein stated are true and that this. Certificate is the act and deed of the Corporation, as of the 20th day of October, 2003.

SURGIS, INC.
By:	/s/ George P. McGinn, Jr.
George P. McGinn, Jr. Its: Executive Vice president

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is Surgis, Inc.
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite IB, City of Dover 19901, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on December 1, 2003.

SURGIS, INC.
By:	/s/ George P. McGinn, Jr.
George P. McGinn, Jr.
Executive Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:11 PM 11/26/2003
FILED 02:06 PM 11/26/2003
SRV 030763097 — 3461430 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:42 AM 04/19/2006
FILED 11:45 AM 04/19/2006
SRV 060362983 — 3461430 FILE
CERTIFICATE OF MERGER
OF
PEAK ASC ACQUISITION CORP
with and into
SURGIS, INC.

Pursuant to Section 251 of the General
Corporation Law of the State of Delaware

          Surgis, Inc., a Delaware corporation (the “Company”), does hereby certify as to the following facts relating to the merger (the “Merger”) of Peak ASC Acquisition Corp, a Delaware corporation (“Acquisition”), with and into the Company:
          FIRST: The name and state of incorporation of each of the constituent corporations to the Merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation
Peak ASC Acquisition Corp	Delaware
Surgis, Inc.	Delaware
          SECOND: An Agreement and Plan of Merger dated as of January 27, 2006 (the “Merger Agreement”), by and among United Surgical Partners International, Inc., a Delaware corporation, Acquisition and the Company, providing for, among other things, the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.
          THIRD: The surviving corporation of the Merger (the “Surviving Corporation”) shall be the Company, and the name of the Surviving Corporation shall be “Surgis, Inc.”
          FOURTH: Upon the effectiveness of the Merger, the Certificate of Incorporation of the Company shall be amended in its entirety in the form attached hereto as Exhibit A and the Certificate of Incorporation attached hereto as Exhibit A shall be the Certificate of Incorporation of the Surviving Corporation.
          FIFTH: The executed Merger Agreement is on file at the office of the Surviving Company located at 30 Burton Hills Boulevard, Suite 450, Nashville, Tennessee 37215.

          SIXTH: A copy of the executed Merger Agreement will be furnished by the Surviving Company, upon request and without cost, to any stockholder of either Constituent Corporation.
          IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed in its corporate name this 19th day of April 2006.

SURGIS, INC.
By:	/s/ George P. McGinn Jr.
	Name:	George P. McGinn Jr.
	Title:	Secretary

EXHIBIT A
CERTIFICATE OF INCORPORATION
OF
SURGIS, INC.
          FIRST: Name. The name of the Corporation is:
Surgis, Inc.

          SECOND: Address of Registered Office. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the Corporation’s registered agent at such address is Corporation Trust Company.
          THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares, all of which shall be Common Stock, $0.01 par value per share.
          FIFTH: Election of Directors. The election of directors of the Corporation need not be by written ballot unless the Bylaws of the Corporation so provide.
          SIXTH: Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Bylaws of the

Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors.
          SEVENTH: Indemnification; Liability. (a) The Corporation shall indemnify each of the Corporation’s directors and officers, past and present, in each and every situation where, under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 145”), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.
          (b) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article SEVENTH, “fiduciary duty as a director” shall include any fiduciary duty arising out of serving at the Corporation’s request as a director of another corporation, partnership, joint venture or other enterprise, and “personal liability to the Corporation or any of its stockholders” shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.
          (c) Neither any amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter, or any cause of action, suit or claim, occurring prior to such amendment, repeal or adoption.
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